Exhibit 23.1 - Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (No. 333-31030), Form S-8 (No. 333-75690), Form S-3 (No. 333-36307), Form S-3 (No. 333-40004), Form S-3 (No. 333-55872) and
Form S-3 (No. 333-87264) of our report dated March 29, 2005, which appears in the Annual Report on Form 10-K of U.S. Energy Systems, Inc. and subsidiaries for the year ended December 31, 2004.


/s/ KOSTIN, RUFFKESS & COMPANY, LLC

KOSTIN, RUFFKESS & COMPANY, LLC
Farmington, CT  March 31, 2005